                                                                  EXHIBIT 10.38

                           ADDENDUM TO THAT CERTAIN
                                 CERTAIN LEASE
                              DATED JULY 29, 1999
                                 BY AND BETWEEN
                       ASP SCRIPPS, L.L.C. ("LESSOR") AND
                      THE KEITH COMPANIES, INC. ("LESSEE")

          Any language contained within this Addendum shall supersede any conflicting language within the body of the Lease.

49. Notwithstanding Paragraph 1.3 of the Lease, the Lessor retains the right to cancel this Lease by providing Lessee with at least six months written notice prior to the effective date of said cancellation (the "Cancellation Date"). Said right of cancellation may be exercised if and only if the lessee under that certain lease between Canon Computer System, Inc., a California corporation, as lessee (the "Expansion Lessee"), and Lessor. as lessor, dated May 21, 1993 (the "Expansion Lease"), validly exercises its right to lease the Premises pursuant to the Expansion Lease. Lessor hereby agrees that the Cancellation Date shall be within the period which is thirty (30) days prior to the date that Lessor is to deliver the Premises to the Expansion Lessee. In any event, the earliest date for the Cancellation Date is August 27, 2000.

50. Notwithstanding Paragraph 2.4, Acceptance of Premises, Lessee acknowledges to Lessor that it accepts the Premises in its "as-is" condition, except as specifically provided otherwise in this Lease. Lessor acknowledges that Lessee currently has an amount equal to Eighteen Thousand Eight Hundred Sixty-Three and 59/100 Dollars ($18,863.59) (the "Allowance") in the aggregate available for the costs incurred by Lessee to construct Lessee-Owned Alterations and/or Utility Installations in the Premises. Lessor shall disburse the Allowance in accordance with Lessor's standard disbursement procedure, which procedure includes, without limitation, the requirements that (a) Lessee deliver to Lessor (i) invoices marked as having been paid for work performed and materials delivered in connection with the Lessee-Owned Alterations and/or Utility Installations, and (ii) properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (b) Lessor has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other lessee's use of such other lessee's leased premises in the Building and (c) Lessee's architect, if applicable, delivers to Lessor a certificate, in a form reasonably acceptable to Lessor, certifying that the construction of the Lessee-Owned Alterations and/or Utility Installations in the Premises has been completed, and (d) any other documentation reasonably requested by Lessor. Any Lessee-Owned Alterations and/or Utility Installations proposed by Lessee shall be subject to Paragraph 7.3 of the Lease.

51. Notwithstanding Paragraph 12 of the Lease, as a condition to giving Lessor's consent to an assignment or sublease, which condition the parties hereby agree is reasonable, Lessee shall pay to Lessor any "Transfer Premium," as that term is defined hereinbelow, received by Lessee in connection with any such assignment or sublease. "Transfer Premium" shall mean all base rent, additional rent or other consideration payable by such assignee, sublessee or other transferee in excess of the Base Rent and all other rent and charges, including but not limited to Common Area Operating Expenses and Real Property Taxes, payable by Lessee under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Lessee for
     (i) changes, alterations and improvements to the Premises in connection with such transfer (ii) brokerage commissions in connection with such transfer, and (iii) free base rent reasonably provided in connection with the transfer. The Transfer Premium shall also include, but not be limited to, key money, bonus money or other cash consideration paid by such assignee, sublessee or other transferee to Lessee in connection with such transfer, and any payment in excess of fair market value for services rendered by Lessee to such assignee, sublessee or other transferee or for assets, fixtures, inventory, equipment or furniture transferred by Lessee to such assignee, sublessee, or other transferee in connection with such transfer. The determination of the amount of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Lessee in connection with the transfer.

52. Pursuant to Paragraph 34 of the Lease, Lessee shall be entitled to keep its current building signage, provided the Lease is not cancelled pursuant to the terms of this Lease and Lessee remains in possession of at least 45,000 square feet of the 2955 Red Hill Building. In any event, Lessee shall be responsible to remove said sign(s) and repair any and all damage to the Building caused by such removal, when vacating the Premises.

53. Notwithstanding Paragraph 2.3 of the Lease to the contrary, Lessor shall comply with all laws, statutes, ordinances or other governmental rules, regulations or requirements in force as of the Commencement Date (collectively, "Applicable Laws") relating to the "Base Building," as that term is defined hereinbelow, and the Common Areas, provided such compliance is not the responsibility of the Lessee under this Lease, and further provided that Lessor's failure to comply therewith would (a) prohibit Lessee from (i) obtaining or maintaining a certificate of occupancy for the Premises, or (ii) obtaining a building permit from the City of Costa Mesa Department of Building and Safety for Alterations proposed by Lessee, which Alterations have otherwise been approved by Lessor and are for general office use (not for Lessee's particular use of the Premises for non-general office use), or would unreasonably and materially affect the safety of Lessee's employees or create a significant health hazard for Lessee's employees. Lessee, at its sole cost and expense, shall comply with all such Applicable Laws in force as of the Commencement Date which relate to (i) Lessee's use of the Premises for non-general office use, (ii) the Alterations, Utility Installations, or presently existing tenant improvements in the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by Lessee's Alterations, Utility Installations, or tenant improvements which are related to Lessee's particular use of the Premises for other than general office use, or Lessee's use of the Premises for non-general office use. Lessor shall be permitted to include in Common Area Operating Expenses any costs or expenses incurred by Lessor hereunder, but only to the extent consistent with the terms of Paragraph 4.2 of this Lease. The "Base Building" shall include the structural portions of the Building and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.

54. Pursuant to Paragraph 1.6(b) the project, commonly known as Scripps Center consists, of three (3) freestanding buildings totaling 229,226 square feet.

55.  Paragraph 30 (30.1 and 30.2) shall be replaced by the following:

     SUBORDINATION AND ATTORNMENT: Lessee acknowledges that this Lease is subject and subordinate to all leases in which Lessor is lessee and to any mortgage or deed of trust now in force against the Building and to all advances made or hereafter to be made thereunder, or any amendments or modifications thereof, and shall be subordinate to any future leases in which Lessor is lessee and to any future mortgage or deed of trust hereafter in force against the Building and to all advances made or hereafter to be made thereunder (all such existing and future leases, mortgages and deeds of trust referred to collectively as "Superior Instruments"). Lessee also agrees that if the holder of any Superior Instrument elects to have this Lease superior to its Superior Instrument and gives notice of its election to Lessee, then this Lease shall be superior to the lien of any such lease, mortgage or deed of trust and all renewals, replacements and extensions thereof, whether this Lease is dated before or after such lease, mortgage or deed of trust. If requested in writing by Lessor or any first mortgagee or ground lessor of Lessor, Lessee agrees to execute a subordination agreement required to further affect the provisions of this paragraph. Lessor shall provide Lessee with a subordination, non-disturbance and attornment agreement in substantially the form attached hereto as Exhibit C from Lessor's presently existing lender holding a first deed of trust on the Building.

     In the event of any transfer in lieu of foreclosure or termination of a lease in which Lessor is lessee or the foreclosure of any Superior Instrument, or sale of the Property pursuant to any Superior Instrument, Lessee shall attorn to such purchaser, transferee or lessor and recognize such party as Lessor under this Lease, provided such party acquires and accepts the Premises subject to this Lease. The agreement of Lessee attorn contained in the immediately preceding sentence shall survive any such foreclosure sale or transfer.

56. 4.2(a)(ix) The cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building or any portion thereof to the extent of the reduction in Common Area Operating Expenses reasonably anticipated by the Lessor at the time of such expenditure to be incurred in connection therewith, or (II) made to the Building after the Commencement Date that are required under any governmental law or regulation, except for capital improvements or costs to remedy a condition existing as of the Commencement Date which a federal, state or municipal governmental authority, if it had knowledge of such condition as of the Commencement Date, would have then required to be remedied pursuant to governmental laws or regulations in their form existing as of the Commencement Date; provided, however, that any such capital expenditure shall be amortized (including interest on the unamortized cost) over its reasonable useful life.

     Notwithstanding the foregoing, except as set forth in item (ix), above, the costs of capital repairs and alterations shall not, for purposes of this Lease, be included in Operating Expenses.

57. 4.2(e) Within one (1) year after receipt of a Statement by Lessee, if Lessee disputes the amount of Common Area Operating Expenses set forth in the Statement, an independent certified public accountant (which accountant is a member of a regionally recognized accounting firm, has previous experience in reviewing financial operating records of lessors of office buildings, and is retained by Lessee on a non-contingency fee basis), designated and paid for by Lessee, may, after reasonable notice to Lessor and at reasonable times, inspect Lessor's records with respect to the Statement at Lessor's offices, provided that Lessee is not then in default under this Lease and Lessee has paid all amounts required to be paid under the applicable Estimated Statement and Statement, as the case may be. In connection with such inspection, Lessee and Lessee's agents must agree in advance to follow Lessor's reasonable rules and procedures regarding inspections of Lessor's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Lessee's failure to dispute the amount of Common Area Operating Expenses set forth in any Statement within one (1) year following Lessee's receipt of such Statement shall be deemed to be Lessee's approval of such Statement and Lessee, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspections, Lessee still disputes such Common Area Operating Expenses, a determination as to the proper amount shall be made, at Lessee's expense, by an independent certified public accountant (the "Accountant") selected by Lessor and subject to Lessee's reasonable approval; provided that if such certification by the Accountant proves that Common Area Operating Expenses were overstated by more than five percent

     (5.0%), then the cost of the Accountant and the cost of such determination certification shall be paid for by Lessor. Any reimbursement amounts determined to be owing by Lessor to Lessee or by Lessee to Lessor shall be
     (i) in the case of amounts owing from Lessee to Lessor, paid within thirty
     (30) days following such determination, and (ii) in the case of amounts owing from Lessor to Lessee, credited against the next payments of Base Rent due Lessor under the terms of this Lease, or if the Term has expired, paid to Lessee within thirty (30) days following such determination. In no event shall this Paragraph 57 be deemed to allow any review of any of Lessor's records by any sublessee of Lessee. Lessee agrees that this Paragraph 57 shall be the sole method to be used by Lessee to dispute the amount of any Common Area Operating Expenses payable or not payable by Lessee pursuant to the terms of this Lease, and Lessee hereby waives any other rights at law or in equity relating thereto.

58. Notwithstanding anything in Paragraph 7.3(b) to the contrary, for purposes of the original Lessee named in this Lease (the "Original Lessee") only, Lessor may (but without the obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $25,000.00 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

59. 12.1(c) Notwithstanding the provisions of this Paragraph 12 or elsewhere in the Lease, Lessee may assign or sublet the Premises without Lessor's consent, to any entity which controls, is controlled by, or is under common control with Lessee, or to any corporation or entity resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all or substantially all of the assets of Lessee as a going concern of the business that is being conducted on the Premises, or in connection with an initial public offering of Lessee or Lessee's subsequently going private (collectively, "Affiliates"); provided that (i) said assignee or sublessee shall assume in full the obligations of Lessee under this Lease, (ii) Lessor shall be given a minimum of ten (10) days prior written notice of such transaction, (iii) Lessee promptly supplies to Lessor any documents or information reasonably requested by Lessor regarding such assignment or sublease or such affiliate (excluding any documentation regarding the economic terms of the merger or sale transaction, but including documentation regarding the assignment or subletting), and (iv) such assignment or sublease is not a subterfuge by Lessee to avoid its obligations under this Lease. Any such assignment, subletting or transfer shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease, unless Lessor specifically releases the original named Lessee from said liability. "Control," as used in this Paragraph 12.1(c), shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether by ownership of voting securities, by contract, or otherwise.

60. Notwithstanding anything in this Paragraph 13.4 to the contrary, with regards to the first late payment only, if any, by Lessee during the Term, Lessor shall provide to Lessee a one time written notice (the "Late Notice") that the installment of rent or other sum due from Lessee has not been received by Lessor, and if such sum is not received by Lessor from Lessee within five (5) business days of such Late Notice, then, without any requirement for any further notice to Lessee, Lessee shall pay to Lessor a late charge as set forth in Paragraph 13.4.

61.  Rent Abatement.  Notwithstanding anything in this Lease to the contrary, in
     --------------
     the event that Lessee is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Lessor, or which Lessor failed to perform after the Lease Commencement Date and required by this Lease, which substantially interferes with Lessee's use of the Premises, or (ii) any failure of Lessor to provide any services, utilities or access to the Premises, or (ii) any failure of Lessor to provide an services, utilities or access to the Premises (either such set of circumstances set forth in items (i) or (ii) above, to be known as an "Abatement Event"), then Lessee shall give Lessor notice of such Abatement Event, and if such Abatement Event continues for three (3) consecutive business days after Lessor's receipt of any such notice (the "Eligibility Period"), then the Base Rent and Lessee's Share of Common Area Operating Expenses and Lessee's obligation to pay for parking shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Lessee continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Lessee is prevented from using, and does not use, bears to the total rentable area of the Premises. If, however, Lessee reoccupies any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Lessee from the date Lessee reoccupies such portion of the Premises. Such right to abate Base Rent and Lessee's Share of Common Area Operating Expenses shall be Lessee's sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Paragraph 61, nothing contained herein shall be interpreted to mean that Lessee is excused from paying rent due hereunder.

62.  Right of First Offer. Lessor hereby grants to the Original Lessee and its
     --------------------
     Affiliates an ongoing right of first offer with respect to any space located on the ground floor of the Building which is not part of the Premises (the "First Offer Space"). Notwithstanding the foregoing, such first offer right of Lessee shall be subordinate to the expansion rights of the Expansion Lessee set forth in the Expansion Lease (the "Expansion Rights"), regardless of whether such expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease (the "Superior Right Holder") with respect to such First Offer Space. Lessee's right of first offer shall be on the terms and conditions set forth in this Paragraph 62.
                   ------------

     62.1 Procedure for Offer. Lessor shall notify Lessee (the "First Offer
          -------------------
     Notice") from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties, subject to the rights of the Superior Right Holder. Pursuant to such First Offer Notice, Lessor shall offer to lease to Lessee the then available First Offer Space. The First Offer Notice shall describe the space so offered to Lessee and shall set forth the "First Offer Rent," as that term is defined in Paragraph 62.3
                                                                            ----
     below, and the other economic terms upon which Lessor is willing to lease such space to Lessee.

     62.2 Procedure for Acceptance. If Lessee wishes to exercise Lessee's right
          ------------------------
     of first offer with respect to the space described in the First Offer Notice, then within five (5) business days of delivery of the First Offer Notice to Lessee, Lessee shall deliver notice to Lessor of Lessee's intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice. If Lessee does not so notify Lessor within the five (5) business day period, then Lessor shall be free to lease the space described in the First Offer Notice to anyone to whom Lessor desires on any terms Lessor desires. Notwithstanding anything to the contrary contained herein, Lessee must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Lessor to Lessee at any particular time, and Lessee may not elect to lease only a portion thereof.

     62.3 First Offer Space Rent. The rent payable by Lessee for the First Offer
          ----------------------
     Space (the "First Offer Rent") shall be equal to the rent (including additional rent), including all escalations, at which lessees, as of the "First Offer Commencement Date," as that term is defined in Paragraph 62.5,
                                                                           ----
     below, are leasing non-sublease, non-encumbered, non-equity, non-renewal space comparable in size, location and quality to the First Offer Space for a similar lease term, which comparable space is located in the Industrial center, taking into consideration the following concessions (the "First Offer Concessions"): (a) rental abatement concessions, if any, being granted such lessees in connection with such comparable space,
     (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the First Offer Space, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by a general office user, and (c) any period of rental abatement, if any, granted to lessees in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces; provided, however, that in calculating the First Offer Rent, no consideration shall be given to the fact that Lessor is or is not required to pay a real estate brokerage commission in connection with Lessee's lease of the First Offer Space or the fact that Lessor is or is not paying real estate brokerage commissions in connection with such comparable space. If there are not a sufficient number of deals with a comparable lease term at which lessees as of the First Offer Commencement Date are leasing comparable space in the Industrial Center, then Lessor shall look at deals in the Industrial Center at which lessees as of the First Offer Commencement Date are leasing comparable space for a period of five (5) years, and the Concessions shall be prorated on a fractional basis, with the numerator being the number of months of the term of Lessee's lease of the First Offer Space, and the denominator being the number of months in the term of those leases upon which the determination of the First Offer Rent is being based.

     62.4 Construction In First Offer Space. Lessee shall take the First Offer
          ---------------------------------
     Space in its "as is" condition, and the construction of improvements in the First Offer Space shall comply with the terms of Paragraph 7 of this Lease.

     62.5 Amendment to Lease. If Lessee timely exercises Lessee's right to lease
          ------------------
     the First Offer Space as set forth herein, Lessee shall within fifteen (15) days after receipt of an amendment to this Lease from Lessor, execute the same, which amendment shall be upon the terms and conditions as set forth in the First Offer Notice and this Paragraph 62. Lessee shall commence
                                        ------------
     payment of rent for the First Offer Space, and the term of Lessee's lease of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Lessee (the "First Offer Commencement Date") and shall expire coterminously with the expiration or earlier termination of this Lease.

     62.6 Termination of Right of First Offer. The rights contained in this
          -----------------------------------
     Paragraph 62 shall be personal to the Original Lessee and its Affiliates,
     ------------
     and may only be exercised by the Original Lessee and/or its Affiliates (and not any other assignee, sublessee or transferee of the Original Lessee's interest in the Lease) if the Original Lessee and/or its Affiliates occupies the entire Premises. Lessee shall not have the right to lease First Offer Space, as provided in this Paragraph 62, if, as of the date of the attempted exercise of any right of first offer by Lessee, or, at Lessor's option, as of the scheduled date of delivery of such First Offer Space to Lessee, Lessee is in default under this Lease beyond the applicable cure period provided in the Lease or Lessee has previously been in default under this Lease beyond the applicable cure period provided in this Lease more than once.

63.  Option Term.
     -----------

     63.1 Option Right. Lessor hereby grants to the Original Lessee and/or its
          ------------
     Affiliates one (1) option to extend the Original Term for this Lease through October 30, 2003 (the "Option Term"), which option shall be exercisable only by written notice delivered by Lessee to Lessor as provided below, provided that, as of the date of delivery of such notice, Lessee is not in default under this Lease beyond any applicable cure period set forth in the Lease, and Lessee has not previously been in default under this Lease beyond any applicable cure period set forth in the Lease more than once. Notwithstanding the foregoing, this option right shall be subordinate to the Expansion Rights of the Superior Right Holder, regardless of whether such rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease. Upon the proper exercise of such option to extend, and provided that, at Lessor's option, as of the end of the Original Term, Lessee is not in default under the Lease beyond any applicable cure period set forth in the Lease, and Lessee has not previously been in default under the Lease beyond any applicable cure period set forth in the Lease more than once, the Original Term, as it applies to the Premises, shall be extended through October 30, 2003. The rights contained in this Paragraph 63 shall be personal to the Original Lessee and its Affiliates and may only be exercised by the Original Lessee and/or its Affiliates (and not any other assignee, sublessee or transferee of the Original Lessee's interest in the Lease) if the Original Lessee and/or its Affiliates occupies the entire Premises.

     63.2 Option Rent. The rent payable by Lessee during the Option Term (the
          -----------
     "Option Rent") shall be equal to the rent, including all escalations, at which lessees, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered, non-equity, non-renewal space comparable in size, location and quality to the Premises for a similar lease term, which comparable space is located in the Industrial Center, taking into consideration the following concessions (the "Concessions"): (a) rental abatement concessions, if any, being granted such lessees in connection with such comparable space, (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by a general office user, and (c) all other reasonable monetary concessions being granted such lessees in connection with such comparable space; provided, however, that in calculating the Option Rent, no consideration shall be given to (i) the fact that Lessor is or is not required to pay a real estate brokerage commission in connection with Lessee's exercise of its right to lease the Premises during the Option Term or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to lessees in connection with such comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. If there are not a sufficient number of deals with a comparable lease term at which lessees as of the commencement date of the Option Term are leasing comparable space in the Industrial Center, then Lessor shall look at deals in the Industrial Center at which lessees as of the commencement date of the Option Term are leasing comparable space for a period of five (5) years, and the Concessions shall be prorated on a fractional basis, with the numerator being the number of months of the Option Term, and the denominator being the number of months in the term of those leases upon which the determination of the Option Rent is being based.

     [The remainder of this page intentionally left blank]

     63.3 Exercise of Options. The option contained in this Paragraph 63 shall
          -------------------
     be exercised by Lessee, if at all, only in the following manner: Lessee shall deliver written notice to Lessor not more than ten (10) months nor less than nine (9) months prior to the expiration of the Original Term, stating that Lessee is interested in exercising its option; (ii) Lessor, after receipt of Lessee's notice, shall deliver notice (the "Option Rent Notice") to Lessee not less than seven (7) months prior to the expiration of the Original Term, setting forth the Option Rent; and (iii) if Lessee wishes to exercise such option, Lessee shall, on or before the earlier of
     (A) the date occurring six (6) months prior to the expiration of the Original Term, and (B) the date occurring thirty (30) days after Lessee's receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Lessor.

     The Lease and this Addendum may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

                      AGREED & ACCEPTED:

"LESSOR"                           "LESSEE"

ASP SCRIPPS, L.L.C.                THE KEITH COMPANIES, INC.

By:  /s/ SCOTT R. FITZGERALD       By:  /s/ ERIC C. NIELSEN
     -------------------------          ----------------------
Its: Vice President                Its: President
     -------------------------          ----------------------



                                   By:  /s/ GARY CAMPANARO
                                        ----------------------
                                   Its: Secretary
                                        ----------------------